Exhibit 8
                                                                 ---------

              AGREEMENT CONSENTING TO JOINT FILING OF SCHEDULE 13D

     THIS AGREEMENT, made on 8 May 1997, among Tamarix Investors LDC ("Tamarix"), Centaurus Management, LDC ("Centaurus"), Azzurra, Inc. ("Azzurra"), Ixion, LDC ("Ixion"), Mr. Mark Hauser, Mr. Emanuel Arbib and Mr. Gianni Bulgari (collectively, the "Parties").

     WHEREAS, each of the Parties are beneficial owners of greater than 5% of the Common Stock of Trident Rowan Group, Inc. (the "Issuer"), an exchange listed company;

     WHEREAS, under the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder, each of the Parties are required to file a Schedule 13D with the Securities and Exchange Commission, the Issuer and the Nasdaq National Market; and

     WHEREAS, the Parties desire that a joint statement on Schedule 13D be filed on behalf of each of them;

     NOW THEREFORE, for one dollar and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Each of Tamarix, Centaurus, Azzurra, Ixion, Mr. Mark Hauser, Mr. Emanuel Arbib and Mr. Gianni Bulgari consent to the filing of a joint statement on
Schedule 13D on behalf of each of them.

     IN WITNESS WHEREOF, the Parties have set their hands and seals as of the first day written above.

                                            Tamarix Investors LDC

                                            By:/s/ Mark Hauser
                                               ----------------
                                               Mark Hauser
                                               Chairman

                                            Centaurus Management, LDC

                                            By:/s/ Mark Hauser
                                               ----------------
                                               Mark Hauser
                                               Director

                                            Azzurra, Inc.

                                            By:/s/Mark Hauser
                                               --------------
                                               Mark Hauser
                                               Chairman

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                                            Ixion

                                            By:/s/ Emanuel Arbib
                                               ------------------
                                               Emanuel Arbib
                                               Director

                                            Mr. Mark Hauser

                                            By:/s/ Mark Hauser
                                               ---------------
                                               Mark Hauser

                                            Mr. Emanuel Arbib

                                            By:/s/ Emanuel Arbib
                                               -----------------
                                               Emanuel Arbib

                                             Mr. Gianni Bulgari

                                             By:/s/Gianni Bulgari
                                                ------------------
                                                Gianni Bulgari